UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 2, 2017

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events

On June 2, 2017, Dynavax Technologies Corporation issued a press release titled “Dynavax Presents Updated Data for SD-101 in Combination with KEYTRUDA® (pembrolizumab) Highlighting an ORR in 7 out of 7 Patients Naïve to an Anti-PD-1 or Anti-PD-L1 Therapy.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits. The following exhibit is filed herewith:

99.1 Press Release, dated June 2, 2017, titled “Dynavax Presents Updated Data for SD-101 in Combination with KEYTRUDA® (pembrolizumab) Highlighting an ORR in 7 out of 7 Patients Naïve to an Anti-PD-1 or Anti-PD-L1 Therapy”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation
Date: June 5, 2017	By:	/s/ STEVEN N. GERSTEN
Steven N. Gersten
Vice President

EXHIBIT INDEX

Exhibit No.	Description

EX-99.1

Press Release, dated June 2, 2017, titled “Dynavax Presents Updated Data for SD-101 in Combination with KEYTRUDA® (pembrolizumab) Highlighting an ORR in 7 out of 7 Patients Naïve to an Anti-PD-1 or Anti-PD-L1 Therapy”